  EXHIBIT 99.1

ENDRA Life Sciences Raises $8.7 Million in Gross Proceeds Through its At-The-Market Facility

Extends cash runway into 2023

ANN ARBOR, Mich. (April 21, 2022) – ENDRA Life Sciences Inc. (NASDAQ: NDRA), a pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), announces that the Company has raised $8.7 million in gross proceeds year-to-date from the sale of common stock through its at-the-market (ATM) equity facility. Pursuant to its ATM equity offering sales agreement with Ascendiant Capital Markets LLC, the Company sold approximately 20.6 million shares of common stock at an average price of $0.42 per share.

“Our ATM facility was put in place to give us the flexibility to raise capital on an opportunistic basis and strengthen our balance sheet in a highly efficient manner during challenging market conditions. As our stock experienced strong trading volume, we utilized our ATM to capitalize the company into 2023 with the issuance of straight common shares, without the overhang of warrants or convertible debt," stated ENDRA's Chief Executive Officer Francois Michelon. "Our significantly bolstered cash position is expected to fund operations through several important milestones, including  ramping our commercial activities in Europe and advancing the TAEUS system through the regulatory process in the U.S.”

As of December 31, 2021, ENDRA had cash and cash equivalents of $9.5 million and 50.4 million fully diluted shares outstanding.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in the offering, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology being developed to visualize tissue like MRI, but at 1/50th the cost and at the point of patient care. TAEUS®is designed to work in concert with 400,000 cart-based ultrasound systems in use globally today. TAEUS®is initially focused on the measurement of fat in the liver as a means to assess and monitor Non-Alcoholic Fatty Liver Disease (NAFLD) and inflammation (NASH), chronic liver conditions that affect over one billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS®, including visualization of tissue temperature during energy-based surgical procedures. For more information, please visit www.endrainc.com.

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Forward-Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of terms such as “approximate,” "anticipate," “attempt,” "believe," "could," "estimate," "expect," “forecast,” “future,” "goal," “hope,” "intend," "may," "plan," “possible,” “potential,” “project,” "seek," "should," "will," “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Examples of forward-looking statements for ENDRA include, among others: estimates of the timing of future events and anticipated results of our development efforts, including the timing for receipt of required regulatory approvals and product launches; future financial position and projected costs and revenue; expectations concerning ENDRA's business strategy; ENDRA’s ability to find and maintain development partners; market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; and ENDRA’s ability to protect its intellectual property. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including, among others: the ability to raise additional capital in order to continue as a going concern; the ability to obtain regulatory approvals necessary to sell ENDRA medical devices in certain markets in a timely manner, or at all; the ability to develop a commercially feasible technology and its dependence on third parties to design and manufacture its products; the impact of COVID-19 on ENDRA’s business plans; the ability to find and maintain development partners; market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; ENDRA’s ability to protect its intellectual property; and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Contacts

Company:

Irina Pestrikova

Senior Director, Finance

investors@endrainc.com

www.endrainc.com

Investor Relations:

Yvonne Briggs

LHA Investor Relations

(310) 691-7100

YBriggs@lhai.com

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